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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                         MOBIUS MANAGEMENT SYSTEMS, INC.
             (Exact Name of Registrant as Specified in Its Charter)


                DELAWARE                                         13-3078745
(State of Incorporation or Organization)                      (I.R.S. Employer
                                                             Identification no.)

            120 OLD POST ROAD
              RYE, NEW YORK                                         10580
(Address of Principal Executive Offices)                         (Zip Code)


If this form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A(c)(1), please check the following box. / /


If this form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A(c)(2), please check the following box. / /



Securities to be registered pursuant to Section 12(b) of the Act:

     Title of each class                     Name of each exchange on which
     to be registered                        class is to be registered
     -------------------                     ------------------------------
     Not Applicable                          Not Applicable




Securities to be registered pursuant to Section 12(g) of the Act:

                    Common Stock, par value $0.0001 per share

--------------------------------------------------------------------------------
                                (Title of Class)
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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant's Securities to be Registered

     The information required by Item 202 of Regulation S-K is contained in the Registration Statement on Form S-1 (File No. 333-47117)(the "Registration Statement") of Mobius Management Systems, Inc. (the "Company"), filed with the Securities and Exchange Commission on February 27, 1998, as amended, under the caption "Description of Capital Stock," which is incorporated herein by reference.



Item 2.       Exhibits

         1. Second Amended and Restated Certificate of Incorporation of the Company (filed as Exhibit 3.1 to the Registration Statement and incorporated herein by reference);

         2.       Amended and Restated By-Laws of the Company (filed as Exhibit
                  3.2 to the Registration Statement and incorporated herein by reference); and

         3. Specimen certificate representing shares of the Company's Common Stock, par value $.0001 per share, which is being registered herewith (filed as Exhibit 4.1 to the Registration Statement and incorporated herein by reference).
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                                    SIGNATURE


              Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.



                                   Mobius Management Systems, Inc.


                                   By: /s/ Joseph J. Albracht
                                       -------------------------------
                                           Joseph J. Albracht
                                           Executive Vice President,
                                           Chief Operating Officer and
                                           Secretary


Date:  April 23, 1998



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